                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS SECOND QUARTER 2026 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.26 PER SHARE
CHARLOTTE, N.C., August 5, 2026 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today reported its financial and operating results for the second quarter of 2026 and announced that the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.26 per share.
Highlights

	Three Months Ended		Three Months Ended
Income Statement	June 30, 2026		March 31, 2026
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(1)
Net investment income	$29.0	$0.28	$25.9	$0.25
Net realized gains (losses)	$18.8	$0.18	$(10.8)	$(0.10)
Net unrealized appreciation (depreciation)	$(29.4)	$(0.28)	$4.9	$0.05
Net increase in net assets resulting from operations	$18.3	$0.18	$20.0	$0.19
Dividends paid		$0.26		$0.26
(1) Based on weighted average shares outstanding during the period of 104,706,884.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of June 30, 2026	As of March 31, 2026	As of December 31, 2025
Investment portfolio at fair value	$2,458.6	$2,370.0	$2,398.5
Weighted average yield on performing debt investments(1)	9.4%	9.4%	9.5%
Weighted average yield on performing debt investments and other income producing securities(2)	9.9%	9.9%	10.0%

Total assets	$2,584.2	$2,600.1	$2,636.4
Debt outstanding (principal)	$1,409.7	$1,425.2	$1,439.3
Total net assets (equity)	$1,145.9	$1,153.5	$1,160.7
Net asset value per share	$10.94	$11.02	$11.09
Debt-to-equity ratio	1.23x	1.24x	1.24x
Net debt-to-equity ratio (adjusted for unrestricted cash and net unsettled transactions)(3)	1.18x	1.17x	1.15x
(1) Computed using the principal amount of our outstanding performing debt investments.
(2) Computed using the principal amount of our outstanding performing debt investments and the fair value of other income producing securities.
(3) See the “Non-GAAP Financial Measures” section of this press release.
Second Quarter 2026 Results
Commenting on the quarter, Thomas McDonnell, Chief Executive Officer of Barings BDC, stated, “During the second quarter, we continued to generate strong earnings and over earned our dividend, reflecting the resilience of our predominantly senior secured portfolio and the benefits of ongoing portfolio deployment. We also successfully terminated the Sierra credit support agreement, which provided $67 million for redeployment into income-producing investments and further supports our long-term earnings power. While certain portfolio positions contributed to modest NAV pressure during the quarter, overall credit quality remains solid. We believe our liquidity position remains strong and we are well positioned to execute on opportunities that enhance long-term shareholder value.”

During the three months ended June 30, 2026, the Company reported total investment income of $65.2 million, net investment income of $29.0 million, or $0.28 per share, and a net increase in net assets resulting from operations of $18.3 million, or $0.18 per share.
Net asset value (“NAV”) per share decreased by $0.08 from the prior quarter to $10.94 as of June 30, 2026, primarily reflecting net unrealized depreciation of $0.28 per share, partially offset by net realized gains of $0.18 per share, over earning the second quarter dividend by $0.02 per share, and a $0.01 per share benefit from the new Sierra credit support agreement with Barings LLC (“Barings”).
Recent Portfolio Activity
During the three months ended June 30, 2026, the Company made 21 new portfolio company investments totaling $172.1 million and made investments in existing portfolio companies totaling $90.0 million. The Company had eight loans repaid totaling $49.3 million and recognized a net realized loss on these transactions of $0.2 million. The Company also received $58.6 million of portfolio company principal payments and sales proceeds and recognized a net realized gain on these transactions of $0.7 million. The Company sold $51.7 million of middle-market portfolio debt investments to its joint venture, recognizing a net realized loss on these transactions of $0.1 million. The Company received $4.8 million of return of capital from joint ventures, equity, and royalty rights investments. Also, investments in two portfolio companies were restructured, which resulted in a net realized loss of $7.2 million. Lastly, the Company received proceeds related to the sale of equity investments and collateralized loan obligation investments totaling $2.7 million and recognized a net realized loss on such sales totaling $0.3 million.
During the three months ended June 30, 2026, the Company recorded net unrealized depreciation totaling $29.4 million, primarily driven by unrealized depreciation of $21.4 million related to the realized gain on the termination of the prior Sierra credit support agreement with Barings and net unrealized depreciation on the Company’s current portfolio of $14.8 million, partially offset by $9.0 million of net unrealized appreciation reclassification adjustments associated with realized portfolio exists. The net unrealized depreciation on the Company’s current portfolio of $14.8 million was driven primarily by broad market moves for investments of $6.9 million, the credit or fundamental performance of investments of $6.9 million and the impact of foreign currency exchange rates on investments of $1.0 million.
Liquidity and Capitalization
As of June 30, 2026, the Company had cash and foreign currencies of $69.9 million (including restricted cash of $18.3 million), $277.2 million of borrowings outstanding under its $822.2 million senior secured credit agreement, $1,132.5 million aggregate principal amount of unsecured notes outstanding and a net receivable from unsettled transactions of $4.3 million.
Dividend Information
The Board declared a quarterly cash dividend of $0.26 per share, which is payable as follows:
Third Quarter 2026 Dividend:
Amount per share:         $0.26
Record date:             September 2, 2026
Payment date:             September 9, 2026
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested (net of applicable withholding tax) in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.

Subsequent Events
Subsequent to June 30, 2026, the Company made approximately $107.5 million of new commitments, of which $73.6 million closed and funded. The $73.6 million of investments consists of $72.4 million of first lien senior secured debt investment and $1.2 million of equity investments. The weighted average yield of the debt investments was 9.1%. In addition, the Company funded $24.1 million of previously committed revolvers and delayed draw term loans.
Conference Call to Discuss Second Quarter 2026 Results
Barings BDC has scheduled a conference call to discuss second quarter 2026 financial and operating results for Thursday, August 6, 2026, at 8:30 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 13, 2026. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13761787.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until August 13, 2026.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the Company’s projected net investment income and earnings, the Company’s distribution levels and frequency of distributions, the Company’s share repurchase activity and investment activity, and the ability of Barings to manage Barings BDC and identify investment opportunities, all of which are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of Barings BDC’s trading intent. More information on the risks and other potential factors that could affect Barings BDC’s financial results and future events, including important factors that could cause actual results or events to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is included in Barings BDC’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC’s most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC’s quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
Non-GAAP Financial Measures
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net debt (calculated as (i) total debt less (ii) unrestricted cash and foreign currencies (excluding restricted cash) net of net payables/receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings, a leading global asset manager based in Charlotte, NC with $502 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings
Barings is a $502 billion* global alternative asset manager that partners with institutional, insurance, and wealth clients, and supports leading businesses with flexible financing solutions. The firm, a subsidiary of MassMutual with a minority investment from MS&AD, seeks to deliver excess returns by leveraging its global scale and capabilities across credit, real assets, capital solutions and emerging markets. Learn more at www.barings.com.
*Assets under management as of June 30, 2026
Media Contact:
MediaRelations@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,961,345 and $1,951,962 as of June 30, 2026 and December 31, 2025, respectively)	$1,920,431	$1,916,364
Affiliate investments (cost of $442,257 and $386,190 as of June 30, 2026 and December 31, 2025, respectively)	449,768	399,183
Control investments (cost of $96,763 and $86,128 as of June 30, 2026 and December 31, 2025, respectively)	88,391	82,977
Total investments at fair value	2,458,590	2,398,524
Cash (restricted cash of $18,349 and $12,933 as of June 30, 2026 and December 31, 2025, respectively)	51,402	51,891
Foreign currencies (cost of $18,490 and $14,922 as of June 30, 2026 and December 31, 2025, respectively)	18,490	14,889
Interest and fees receivable	38,228	41,415
Prepaid expenses and other assets	700	981
Credit support agreement (cost of $1,329 and $44,400 as of June 30, 2026 and December 31, 2025, respectively)	1,329	60,500
Derivative assets	1,262	3,515
Deferred financing fees	7,797	8,681
Receivable from unsettled transactions	6,413	55,987
Total assets	$2,584,211	$2,636,383
Liabilities:
Accounts payable and accrued liabilities	$4,760	$7,379
Interest payable	16,276	18,451
Administrative fees payable	333	381
Base management fees payable	7,928	8,562
Incentive management fees payable	4,959	7,019
Derivative liabilities	7,203	3,619
Payable from unsettled transactions	2,151	183
Borrowings under credit facility	277,226	226,786
Notes payable (net of deferred financing fees)	1,117,489	1,203,321
Total liabilities	1,438,325	1,475,701
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 104,706,884 shares issued and outstanding as of both June 30, 2026 and December 31, 2025)	104	104
Additional paid-in capital	1,864,163	1,862,834
Total distributable earnings (loss)	(718,381)	(702,256)
Total net assets	1,145,886	1,160,682
Total liabilities and net assets	$2,584,211	$2,636,383
Net asset value per share	$10.94	$11.09

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$39,245	$48,899	$78,800	$93,526
Affiliate investments	3,287	1,181	4,825	2,054
Control investments	64	137	143	257
Total interest income	42,596	50,217	83,768	95,837
Dividend income:
Non-Control / Non-Affiliate investments	1,655	1,668	4,362	2,811
Affiliate investments	12,366	10,108	21,564	19,707
Control investments	—	2,817	—	2,817
Total dividend income	14,021	14,593	25,926	25,335
Fee and other income:
Non-Control / Non-Affiliate investments	3,547	4,807	6,158	8,346
Affiliate investments	155	72	201	104
Control investments	11	1	47	4
Total fee and other income	3,713	4,880	6,406	8,454
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,714	4,007	7,778	7,755
Affiliate investments	550	266	730	609
Control investments	466	235	855	463
Total payment-in-kind interest income	4,730	4,508	9,363	8,827
Interest income from cash	142	200	305	384
Total investment income	65,202	74,398	125,768	138,837
Operating expenses:
Interest and other financing fees	19,929	22,176	38,863	42,373
Base management fee	7,928	8,193	16,222	16,211
Incentive management fees	4,959	11,117	9,682	18,855
General and administrative expenses	1,927	2,294	4,242	3,989
Total operating expenses	34,743	43,780	69,009	81,428
Net investment income before taxes	30,459	30,618	56,759	57,409
Income taxes, including excise tax expense	1,504	808	1,904	1,208
Net investment income after taxes	$28,955	$29,810	$54,855	$56,201

Barings BDC, Inc. Unaudited Consolidated Statements of Operations — (Continued) (in thousands, except share and per share data)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	$(7,077)	$6,024	$(15,230)	$(4,360)
Control investments	(72)	(17,109)	(69)	(24,456)
Net realized gains (losses) on investments	(7,149)	(11,085)	(15,299)	(28,816)
Credit support agreements	22,628	9,400	22,628	9,400
Foreign currency transactions	289	787	(2,153)	2,235
Forward currency contracts	3,035	(14,259)	2,837	954
Net realized gains (losses)	18,803	(15,157)	8,013	(16,227)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	324	8,975	(10,245)	31,205
Affiliate investments	(3,837)	663	(548)	(1,197)
Control investments	(2,467)	17,817	(5,221)	30,447
Net unrealized appreciation (depreciation) on investments	(5,980)	27,455	(16,014)	60,455
Credit support agreements	(21,400)	(3,000)	(16,100)	1,350
Foreign currency transactions	1,200	(15,205)	5,300	(22,983)
Forward currency contracts	(3,247)	(3,344)	2,268	(25,661)
Net unrealized appreciation (depreciation)	(29,427)	5,906	(24,546)	13,161
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts	(10,624)	(9,251)	(16,533)	(3,066)
Net increase (decrease) in net assets resulting from operations	$18,331	$20,559	$38,322	$53,135
Net investment income per share — basic and diluted	$0.28	$0.28	$0.52	$0.53
Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.18	$0.20	$0.36	$0.51
Dividends / distributions per share:
Regular quarterly dividends / distributions	$0.26	$0.26	$0.52	$0.52
Special dividends / distributions	—	0.05	—	0.10
Total dividends / distributions per share	$0.26	$0.31	$0.52	$0.62
Weighted average shares outstanding — basic and diluted	104,706,884	105,232,015	104,706,884	105,302,308

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$38,322	$53,135
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(368,859)	(409,178)
Repayments received / sales of portfolio investments	342,290	274,620
Loan origination and other fees received	4,391	8,243
Net realized (gain) loss on investments	15,299	28,816
Net realized (gain) loss of CSAs	(22,628)	(9,400)
Net realized (gain) loss on foreign currency transactions	2,153	(2,235)
Net realized (gain) loss on forward currency contracts	(2,837)	(954)
Net unrealized (appreciation) depreciation on investments	16,014	(60,455)
Net unrealized (appreciation) depreciation of CSAs	16,100	(1,350)
Net unrealized (appreciation) depreciation on foreign currency transactions	(5,300)	22,983
Net unrealized (appreciation) depreciation on forward currency contracts	(2,268)	25,661
Payment-in-kind interest / dividends	(11,060)	(11,058)
Amortization of deferred financing fees	3,156	2,380
Accretion of loan origination and other fees	(4,778)	(5,213)
Amortization / accretion of purchased loan premium / discount	(664)	(895)
Proceeds from termination of CSAs	67,028	23,000
Payments for derivative contracts	(2,661)	(21,584)
Proceeds from derivative contracts	5,498	22,538
Changes in operating assets and liabilities:
Interest and fees receivable	1,791	(691)
Prepaid expenses and other assets	281	1,282
Accounts payable and accrued liabilities	(5,356)	723
Interest payable	(2,174)	(830)
Net cash provided by (used in) operating activities	83,738	(60,462)
Cash flows from financing activities:
Borrowings under credit facility	266,092	170,500
Repayments of credit facility	(212,271)	(84,471)
Repayments of notes	(80,000)	—
Purchases of shares in repurchase plan	—	(2,339)
Cash dividends / distributions paid	(54,447)	(65,306)
Net cash provided by (used in) financing activities	(80,626)	18,384
Net increase (decrease) in cash and foreign currencies	3,112	(42,078)
Cash and foreign currencies, beginning of period	66,780	91,339
Cash and foreign currencies, end of period	$69,892	$49,261
Supplemental Information:
Cash paid for interest	$35,394	$38,453
Excise taxes paid during the period	$3,400	$3,665
Supplemental non-cash information
Deemed contributions - CSA	$1,329	$—

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio
(in thousands, except ratios)

	June 30, 2026	March 31, 2026	December 31, 2025
Total debt (principal)	$1,409,726	$1,425,202	$1,439,286
minus: Cash and foreign currencies (excluding restricted cash)	(51,543)	(79,848)	(53,847)
plus: Payable from unsettled transactions	2,151	204	183
minus: Receivable from unsettled transactions	(6,413)	(332)	(55,987)
Total net debt(1)	$1,353,921	$1,345,226	$1,329,635

Total net assets	$1,145,886	$1,153,450	$1,160,682

Total net debt-to-equity ratio(1)	1.18x	1.17x	1.15x
(1) See the “Non-GAAP Financial Measures” section of this press release.